EXHIBIT 31.4

CERTIFICATION

I, Narsi Narayanan, certify that:

1.	I have reviewed this annual report on Form 10-K/A and the annual report on Form 10-K originally filed on March 31, 2015 of ClearOne, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 30, 2015	By:	/s/ Narsi Narayanan
Narsi Narayanan Senior Vice President of Finance